UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 28, 2025

Verb Technology Company, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-38834	90-1118043
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3024 Sierra Juniper Ct
Las Vegas, Nevada	89138
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:	(855) 250-2300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	VERB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

Verb Technology, Inc. (the “Company”) believes that there may be market rumors about the Company’s financing plans. As a matter of course, the Company does not respond to rumors or speculation and updates investors only as a part of its regular reporting process. In this case, the Company has determined to confirm that, other than at the market offerings under the Company’s Controlled Equity OfferingSM Sales Agreement, the Company is not currently pursuing a securities offering by the Company. The Company regularly considers opportunities to raise capital from time to time and may pursue a securities offering in the future.

As previously disclosed, the Company is obligated to use its commercially reasonable efforts to file a resale shelf registration statement pursuant to the Subscription Agreement, dated as of August 3, 2025 (the “Subscription Agreement”), in connection with the Company’s $558 million private placement that closed on August 7, 2025 (the “Closing Date”) in order to register resales by investors party to the Subscription Agreement. The Company intends to file a shelf registration statement within 30 calendar days after the Closing Date, as required under the Subscription Agreement. The filing of such registration statement does not require or obligate any investor to sell Company securities, and a certain number of the holders are subject to lockup restrictions whereby they agreed not to sell or transfer the purchased securities for six to 12 months from the signing of the Subscription Agreement (subject to customary exceptions), or in excess of 12 months.

Disclosure Channels to Disseminate Information

Company investors and others should note that the Company announces material information to the public about the Company, its strategy and other items through a variety of means, including on the Company website (https://www.verb.tech.com/), its investor relations website (https//ir.verb.tech), its email alerts subscription website (https://ir.verb.tech/news-events/email-alerts), its filings with the SEC, press releases, public conference calls, webcasts, and its various social media accounts in order to achieve broad, non-exclusionary distribution of information to the public. The Company encourages its investors and others to review the information it makes public in the locations below as such information could be deemed to be material information.

The Company posts information about the Company (which may or may not be material) via the following social media accounts: the Company’s new Telegram handle (@tonstrat) and its new X.com handle (@tonstrat). Mr. Stotz posts information about the Company (which may or may not be material) through his social media accounts, including his X.com handle (@ManuelStotz). The social media channels used by the Company and Mr. Stotz may be updated by the Company and Mr. Stotz, respectively, from time to time.

Although the Company does not intend for its social media accounts to be its primary method of disclosure for material information, it is possible that certain information the Company posts on its social media accounts may be deemed material to investors. Therefore, the Company is notifying investors, the media and other interested parties that it uses the aforementioned social media accounts, together with its investor relations website, traditional press releases, and filings with the Commission, to publish important information about the Company, including information that may be deemed material to investors. The Company encourages investors, the media and other interested parties to review the information it posts on its aforementioned investor relations website and social media channels, in addition to information announced by the Company through its filings with the SEC, press releases, webcasts and other presentations.

Forward-Looking Statements

This Current Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the Company’s financing plans, the filing of a resale registration statement, and other initiatives. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, and reported results should not be considered as an indication of future performance. Important factors that may affect actual results or outcomes include, but are not limited to: risks related to TONcoin and the digital asset industry; the ability of the Company to successfully execute its business plan and achieve the intended benefits thereof; and other risks and uncertainties set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 filed with the Securities and Exchange Commission (the “SEC”), and in the Company’s subsequent filings with the SEC. These forward-looking statements speak only as of the date hereof, and the Company disclaims any obligation to update these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

No Offer or Solicitation

None of this Current Report nor the exhibits attached hereto constitutes an offer to sell, or a solicitation of an offer to buy, Common Stock or any other securities, nor shall there be any sale of Common Stock or any other securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 28, 2025	Verb Technology Company, Inc.

	By:	/s/ Sarah Olsen
	Name:	Sarah Olsen
	Title:	Chief Financial Officer and Chief Operating Officer